44th Annual William Blair Growth Stock Conference June 4, 2024

Disclaimers 2 Certain statements made in this presentation and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “aim,” “predict,” “potential,” “continue,” “plan,” “project,” “will,” “should,” “shall,” “may,” “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to our ability to grow our impact significantly throughout this year and beyond, future actions, trends in our businesses and the macro environment for health plans, prospective services, new partner additions/expansions, our guidance and business outlook and future performance or financial results, our ability to integrate Machinify into our operations, the expected benefits of the Machinify acquisition, and the expected closing and timing of the Machinify acquisition. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others: risks relating to our ability to efficiently integrate NIA into our operations; the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate; our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan; evolution of the healthcare regulatory and political framework; uncertainty in the health care regulatory framework, including the potential impact of policy changes; our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs; risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders; the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes; risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts; our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures; changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases; risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments; our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time; our ability to attract new partners and successfully capture new opportunities; the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability; our ability to estimate the size of our target markets for our services; our ability to maintain and enhance our reputation and brand recognition; consolidation in the health care industry; competition which could limit our ability to maintain or expand market share within our industry; risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act; our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts; risks related to managing our offshore operations and cost reduction goals; our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements; our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel; the impact of additional goodwill and intangible asset impairments on our results of operations; our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all; our ability to achieve profitability in the future; the impact of litigation proceedings, government inquiries, reviews, audits or investigations; material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements; restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws; liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data; data loss or corruption due to failures or errors in our systems and service disruptions at our data centers; adequate protection of our intellectual property, including trademarks; risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights; our use of “open source” software; our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information; our reliance on third parties and licensed technologies; restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies; our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners and operating our businesses; our reliance on third-party vendors to host and maintain our technology platform; our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future; our ability to utilize benefits under the tax receivables agreement; our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize; the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreements we may enter into with unaffiliated third parties; the conditional conversion features of the 2025 Notes and the 2029 Notes, which, if triggered, may adversely affect our financial condition and operating results; interest rate risk under the Credit Agreement and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01per share (“Series A Preferred Stock”); our debt following the NIA acquisition and our ability to meet our obligations; our ability to service our debt and pay dividends on our Series A Preferred Stock; the potential volatility of our Class A common stock price; the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock; our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock; provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us; the ability of certain of our investors to compete with us without restrictions; provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and our intention not to pay cash dividends on our Class A common stock. The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Form 10-K") and other documents filed with the SEC include additional risk factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this presentation. Non-GAAP Measures and Other Data This presentation contains certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP"). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found in the appendices included herein. Unless indicated otherwise, we based the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analysis, on our own internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analysis and cannot guarantee their accuracy or completeness. The information in this document is provided as at the date of this presentation and is subject to change without notice or liability to any person.

Evolent | 3 Evolent seeks to drive better outcomes across healthcare Patients Health Plans & Risk ProvidersProviders Our User Our Customer Our Motivation Less Friction. Appropriate Care. Higher Quality. Lower Costs. Better Treatment. Better Health. Selected Customers Evolent supports health plans and risk providers with clinical technology and services that seek to improve patient outcomes and lower costs for patients with complex medical specialties 3

Evolent is a differentiated platform for value-based specialty care • Specialty care is large unmet need in today’s healthcare landscape = Total Specialty $150B1TAM for Evolent • Evolent’s solutions increase quality and lower costs for highly complex conditions, including cancer, cardiovascular disease, and musculoskeletal disorders • Scaled platform covers approximately 40 million average unique members2 across 70+ health plan partners • Less than 5% penetrated with existing clients = significant running room for continued growth The Evolent investment case is rooted in three consistent pillars of shareholder value creation Growth Profitability Capital Allocation 1. Evolent Health internal estimates based on Evolent and NIA specialties and total national health plan membership. 2. See Appendix for definition of Average Unique Members. 3. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 4. Outlook as of May 9, 2024, based on guidance provided by Evolent on that date. See slide 21 for details. 4 Attractive financial profile • Balanced product portfolio includes capitation-based (Performance Suite) and fee-based (Technology & Service Suite) solutions, creating multiple avenues for earnings growth • Scaled business designed to drive attractive flow through of growth to earnings. Capital-Efficient Business • Strong conversion of Adjusted EBITDA3 to operating cash flow and capex of approximately 1% of 2024E revenue4 • Disciplined capital allocation priorities to drive shareholder value

Multi-year track record delivering top and bottom-line growth Revenue excluding divested assets1 ($MM) $652 $891 $1,351 $1,955 $2,565 2020 2021 2022 2023 2024E (Midpoint)2 CAGR 41% Adjusted EBITDA3 ($MM) $49 $66 $106 $195 $250 2020 2021 2022 2023 2024E (Midpoint)2 5 1. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition and Appendix C for reconciliation. Revenue for the years ended December 31, 2020, 2021, 2022 and 2023 was $1,022.4 million, $908.0 million, $1,352.0 million and $1,963.9 million, respectively. 2. Outlook as of May 9, 2024, based on guidance provided by Evolent on that date. See slide 24 for details. 3. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition and Appendix A for reconciliation. Net loss attributable to common shareholders of Evolent Health, Inc. for the years ended December 31, 2020, 2021, 2022 and 2023 was $(334.2) million, $(37.6) million, $(19.2) million and $(142.3) million, respectively. CAGR 50%

Growth

The opportunity in value-based specialty care

Large Specialty TAM with Low Penetration



$150B
Total Specialty TAM[1]

● $50B – Cross-Sell Opportunity[2]

● ~$2.6B – Q1 '24 Annualized Revenue

Significant Customer Unmet Need

Premium Headwinds	Health plan customers facing challenging cycle of lower pricing, unfavorable risk adjustment changes, and membership dynamics → Specialty management is key remaining lever to drive performance
Spiraling Costs	U.S. spend increased by >$50B for oncology, cardiology and MSK alone between 2015 and 2020[3]
Uneven Quality	75% of low-value care comes from specialist physicians[4]
Broken Experience	60% of Americans have said they have had a negative health care experience within the last three months[5]

1. Evolent Health internal estimates based on Evolent and total national health plan membership.
2. Evolent Health internal estimates based on Evolent and total membership of existing clients.
3. Health Care | U.S. Bureau of Economic Analysis (BEA) (2020).
4. Fogler, S. et al. (2021). Pathways for Specialty Care Coordination and Integration in Population-Based Models.
5. Gordon, D. (2022). 60% Of Americans Have Had A Recent Bad Health Care Experience, New Survey Shows. https://www.forbes.com/sites/debgordon/2022/11/28/60-of-americans-have-had-a-recent-bad-health care-experience-new-survey-shows/?sh=183c601b2adf.

6

evolent

Growth

Our vision for transforming specialty care nationally

CHALLENGES	OUR SOLUTION	EXAMPLE CAPABILITIES
1 *Extensive Clinical Complexity*	**Deep Multi-Specialty Expertise**	• Deep bench of ~1,400 clinicians across the organization • Independent scientific advisory boards • Proprietary value-based pathways
2 *Traditional UM Creates Friction*	**Next Gen Decision Support**	• Purpose-built technology for specialty value-based care • Influence-driven model guides providers to optimal pathway • High auto-approval rates reduce physician abrasion
3 *Provider Misalignment*	**Provider Alignment**	• Alternative payment models • Performance benchmarking • Peer-to-peer clinical consults • Primary care physician coordination
4 *Patient Voice Not Included*	**Integrated Member Journey**	• Advance care planning • End-of-life transitions support • Care coordination and navigation

7

evolent

Comprehensive platform for specialty care Provider Alignment Next Gen Decision Support Differentiated Member Journey Oncology Cardiology Musculoskeletal Radiology Genetic Testing Configurable Technology and Administrative Platform Actionable Analytics and Integration End-of-Life Deep Multi- Specialty Expertise Complex Care1 2 3 4 8 Case Study to Follow, Next Slide

Growth

How the product works in practice - oncology

ROOTED IN CLINICAL EVIDENCE | **TUNED FOR THE PATIENT** | **COST TRANSPARENCY DRIVES SAVINGS**



Level 2 Pathways
National Guidelines
Physician Trade Organizations
Practicing Physicians
Advisory Board
$
Level 1 Precision Pathways

Anti-Cancer Regimens

Example Options

Approvable by Compendia	A	B	C	D	E	F	G	H	I
Efficacy		B	C		E		G	H	
Toxicity		B			E		G		
Optimal Value - Based Option(s)		B			E				

Average Cost Per Treatment[1]

$ Thousands



$68
$42
$14
$8
HER2 Positive Metastatic Breast Cancer
Metastatic Colon Cancer
Level 2
Level 1

1. 2023 Evolent analysis of claims data; 3rd line therapy in HER2 positive metastatic breast cancer comparison of margetuximab-cmkb 90-day cost vs trastuzumab 90-day cost; subsequent therapy of metastatic colon cancer comparison of ziv-aflibercept 90-day cost vs bevacizumab 90-day cost. Note: not inclusive of cost of chemotherapy, simply the drug alternatives within the regimens.

9

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Examples of unlocking growth through strong performance… Business Model Initial Partnership Current Partnership Annual Revenue 2020 2021 2022 2023 10 ▪ Tech & Services ▪ 1 State, 1 Line of Business ▪ Medical Oncology ▪ National Footprint, All Lines of Business ▪ Medical Oncology, Radiation Oncology, End of Life, Radiology, Cardiology, Physical Medicine, MSK, Genetic Testing 2020 2021 2022 2023 ▪ Performance Suite ▪ 2 States, 2 Lines of Business ▪ Cardiology (T&S) ▪ National Footprint, All Lines of Business ▪ Cardiology, Medical Oncology, Radiation Oncology (Performance Suite) 2020 2021 2022 2023 ▪ Tech & Services ▪ Performance Suite ▪ 1 State, 1 Line of Business ▪ Medical Oncology ▪ 36 T&S States ▪ 2 Performance States ▪ Medical Oncology, Radiation Oncology

... with continued runway remaining across partner base Penetration Rate at Top 10 EVH Customers by Payer Total Membership1 % Capture of Total Addressable Product Lives 11 Excludes vertically integrated customers. 1. Products deployed as of 4/2024. ~16% Weighted average penetration on product lives Payer A Payer D Payer HPayer B Payer E Payer GPayer C Payer I 0.4 0.9% 0.9% 3% 6% 9% 10% 12% 22% 37% Payer F Payer J

70+ Health Plan Customers Add Partners 39.9 million average unique members1 Add Unique Members 2.0 PMPM products per unique member1 Add Products ~5% of product-members covered in Performance Suite today1 Add Performance Suite 80.6 million product members 1 2 3 4 Proven growth algorithm 15k member cases at Q1 2024 1. See Appendix for definitions of membership, PMPM, new revenue agreements and other metrics. 12 Delivering growth across all levers – examples1 Seven new revenue agreements YTD Over $125M annual revenue launched 2024 YTD 18 new geographies with national accounts (23-24 YTD) Added over 660K product members in Q124 (net of Medicaid redeterminations)

Profitability

Evolent's business models make for a compelling combination and underpin our ability to deliver targeted client savings

	Business Model	Avg PMPM Fees/Revenue[1]	Target Mature Flow-Through Margins	Potential Long-Term Growth
Performance Suite	• Recurring Capitation; Targeted Results • "Risk-Based"	$21.19	~12-18%	↑↑↑
Technology and Services Suite/Other	• Recurring Technology, Services, and Case Revenue • "Subscription" and Services-based Business Model	$0.41	~50%	↑↑

[1] Metric as of Q1 2024

13

evolent

2022 margin for populations launched before 2019 Average margin by performance year for populations launched since 20191 Attractive gross margin profiles * Gross Profits PMPM$ highly dependent upon line of business (e.g., Medicaid vs. Medicare) Performance Suite margin maturation supported by multi-year track record of execution: millions of members operating at target margins today Gross Margin by Product Type 2022 Snapshot Target Range Q1 2024 PMPM Example Gross Profit PMPM* Performance Suite 10% 12-18% $21.19 $2.47 Specialty Tech & Services 49% 50-55% $0.41 $0.18 15%+ 6% 11% 15%+ 0% 2% 4% 6% 8% 10% 12% 14% 16% Mature First Year Second Year Third Year Performance Suite Gross Margin Actual Average Results by Performance Year (Excludes Global Capitation) 0.7 million product lives 2.5 million product lives 1.4 million product lives 0.5 million product lives 1. Excludes risk lives managed within complex care. 14 Profitability

Profitability

On track to targeted exit Adjusted EBITDA[1] run-rate

Primary Factors Driving Growth During 2024 to Q4 Exit Run Rate(e) ($, millions)



Time-Bound
Headwind
Core Organic Specialty
Business Drivers
$48
~($4)
~$9
~$13
~$4 Go-Get
~$5 Contracted
but not live
$75
Q4 2023 (actual)
Medicaid Redeterminations
Capture of NIA Synergies ($35M Annually)
Performance Suite Margin Maturation
Additional Earnings Growth
Est. Exit 2024 Adjusted EBITDA (Quarterly)

1. Non-GAAP measure, see "Non-GAAP Financial Measures" for definition and Appendix A for reconciliation to GAAP. Q4 2023 net loss attributable to common shareholders was $(41.4) million.
e – Evolent financial outlook. Evolent does not provide a reconciliation of non-GAAP forward-looking guidance as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to "Non-GAAP Measures" in the Appendix.

Consistent capital allocation priorities Enhancing Core Business through Product Investment • Ensuring our products and teams are world-class, enabling strong customer satisfaction, retention, growth and profitability • Continued strong annual R&D investment Disciplined Core- Accelerating M&A • Disciplined use of M&A capital to accelerate growth and profitability in the core business • Focus on accretive M&A 1. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 16 Efficient Capital Structure • Maintain a flexible net leverage level that minimizes volatility to rates while prudently managing cash interest, maturity timing, and dilution Capital Allocation

Accelerating Value Creation through Strategic M&A: NIA Case Study Meeting a Key Strategic Need • Existing/prospective Evolent customers increasingly expressing a preference for one vendor to address multiple specialties • Evolent management determined adding additional specialties likely to accelerate growth • Following a comprehensive evaluation of alternatives to expand to incremental specialties, accretive M&A was selected as the most efficient path • NIA was identified as a highly favorable asset that met our criteria Accretive Deal Structure • Creative structure delivered both favorable transaction outcome and ongoing benefits to buyer and seller • After full achievement of synergies and final earnout payments, effective multiple declined by more than 45% within 24 months, relative to upfront valuation Strong Integration Execution • Achievement of identified $15 million in annualized cost synergies combined with retention of strong key talent • Successful transition through carveout • Average revenue retention of NIA customers of > 110% since close in January 2023 • Achieved de-levering goal of exiting 2023 < 3.0x net leverage ahead of schedule 17 Capital Allocation

Capital Allocation

The opportunity for responsible AI in specialty management

	Clinical Evidence	Provider Burden	Time-Consuming Manual Reviews for Payers	
	175+ New journal articles per month in clinical oncology alone 23-24 TTM[1]	**14 hours** time per week spent per practicing physician on prior authorizations[2]	up to **30 minutes** to review a complex case for optimal efficacy[3]	
Example AI Use Case:	Assist in the collation of novel data to streamline Evolent clinicians' creation of pathways	Advanced portal technology eases burden on physicians and their staff	"Clinician Co-pilot" simplifies process by extracting and presenting data for review	Learning algorithms identify opportunities to increase auto-approval rates

Significant opportunity to improve quality and generate efficiencies across the system

1. Evolent Investor Relations. Search of PubMed during last year using the following criteria: "clinical oncology; clinical studies; therapy; narrow scope. Total query on TTM basis = 2,089 results. .
2. AMA 2022 prior authorization survey of 1,001 physicians (https://www.ama-assn.org/system/files/prior-authorization-survey.pdf)
3. Source: Evolent internal data and estimates.

18

Growth

How acquired AI platform fits into the Evolent portfolio



1
Deep Multi-Specialty Expertise
Oncology
Cardiology
MSK
Complex Care
Radiology
Genetic Testing
End-of-Life
All Other Specialties/Spend Via SaaS Platform
2
Expanded Next Gen Decision Support
3
Provider Alignment
4
Differentiated Member Journey
MACHINIFY
Configurable Technology and Administrative Platform
Actionable Analytics and Integration
Proven and expandable large language model (LLM) architecture

19

evolent

Machinify Auth carveout acquisition accelerates Evolent's product roadmap Machinify Background • Backed by Google Ventures, Battery Ventures, and others • Founded 2016 in Silicon Valley with leading technology and data science expertise • AI platform leveraging healthcare data at scale to drive down costs and improve outcomes • Machinify markets three products – Auth, Pay and Audit – to health plans; 52 million members on platform Key Terms • $25M upfront cash consideration plus up to $7M earnout based on performance • Consideration to be funded out of cash on hand and existing revolving credit facility • Transaction ~breakeven at close; Accretive by Q1 2025 based on efficiency gains • Transaction expected to close in Q3 2024 subject to customary closing conditions Included in the Acquisition • Exclusive, perpetual, royalty-free license to Machinify Auth code and models • Customer contracts with ~$6M in annual SaaS revenue • Select talent expected to join Evolent, including certain developers, data scientists, and account management execs • Entering a long-term services agreement to facilitate strong integration and ongoing service to customers + MACHINIFY Auth Capital Allocation

Outlook1 for 2024 Adjusted EBITDA target and long-term growth rates • 2024 revenue range of $2.53-$2.60 billion; 2024 Adjusted EBITDA2,3 $235-$265 million • Q2 2024 revenue range of $625-$645 million; Q2 Adjusted EBITDA2,3 of $48-$62 million • $300M run-rate Adjusted EBITDA2,3 exiting 2024 • Out-years 2025+: annual revenue mid-teens growth%++ annual Adjusted EBITDA growth2,3 20%+ 1. Outlook as of May 9, 2024, based on guidance provided by Evolent on that date. 2. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 3. Evolent does not provide a reconciliation of non-GAAP forward-looking measures as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to "Non-GAAP Measures" in the Appendix. 21 Profitability

Appendix 22

Non-GAAP Financial Measures The Company views the following activities as integral to understanding its non-GAAP financial measures: • Repositioning costs include severance, termination benefits and related payroll taxes of $1.8 million, dedicated employee costs of $1.2 million, third-party professional services of $3.5 million and office space consolidation costs of $3.5 million for the three months ended March 31, 2024, respectively. Repositioning costs are not part of Evolent’s normal course of business and are incurred when there is a business reason to enact a repositioning plan. Adjusting for these costs gives a better view of the Evolent’s normal operating costs. We only adjust costs that (i) are included within selling, general and administrative expenses on the consolidated statement of operations, (ii) meet the criteria outlined within the respective repositioning plan and (iii) do not relate to normal business operations or ongoing activities. o Dedicated employee costs primarily include project management and technology staff costs needed to migrate acquired businesses to Evolent’s integrated technology platform and costs related to the consolidation of internal operations, strategies, processes and platforms. Dedicated employee costs are limited to employees that will have no role in ongoing operations and have no planned role at Evolent once the repositioning activities are completed. o Professional services costs primarily relate to services provided by a third-party vendor to review our operating model and organizational design in order to improve our profitability, create value through our solutions and invest in strategic opportunities in future periods. o Office space consolidation costs include early termination penalties and associated expenses. • Acquisition-related costs include but are not limited to integration consultants, financial advisory and banking services, external valuation and accounting advisory services, legal fees and transaction bonuses paid to certain employees. • Purchase accounting adjustments include amortization expense on intangible assets such as corporate trade names, customer, relationships, provider network contracts and existing technology related to acquisitions and business combinations. We believe it is important for the reader to understand that revenue generated from acquisitions is included within revenue in calculating adjusted income to common shareholders however amortization expense from acquired intangible assets is excluded in determining adjusted income to common shareholders because it does not directly relate to the services performed for the Company’s customers. In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss certain non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. Revenue Excluding Divested Assets is defined as the sum of revenue less revenue from our divested health plan assets. Management uses Revenue Excluding Divested Assets as a supplemental performance measure because it reflects our on-going operational results. The measures is useful to investors because it reflects the full view of our operational performance in line with how we generate our long-term forecasts. Net Debt is defined as the carrying value outstanding under the Company’s 2025 Notes, 2029 Notes and Credit Facilities adjusted to exclude the impact of net discounts and deferred financing costs less Available Cash. Management uses Net Debt as a supplemental performance measure because the netting of cash and cash equivalents from the principal amount of debt outstanding allows us to determine our debt repayment requirements in excess of available cash. We believe that this measure is also useful to investors because it allows further insight into the capital requirements of the Company that is comparable to other organizations in our industry and in the market in general. Net Debt to LTM Adjusted EBITDA is defined as Net Debt divided by the sum of the Company's LTM Adjusted EBITDA. Management uses Net Debt to LTM Adjusted EBITDA as a supplemental performance measure because it allows the investor to understand capital requirements compared to operating performance over time. We believe that this measure is also useful to investors because it allows further insight into the period over period operational performance in a manner that is comparable to other organizations in our industry and in the market in general. Available Cash is defined as cash and cash equivalents determined in accordance with GAAP adjusted to exclude cash and cash equivalents held at Passport Health Plan. Management uses Available Cash a supplemental performance measure as it excludes cash held by Passport that is not readily accessible for expenditures outside of the Passport corporate entity without regulatory approval from the Kentucky Department of Insurance. Cash Generation is defined as cash flow excluding interest, dividends, debt prepayments, and other financing costs. Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from (provision for) income taxes, depreciation and amortization expenses, adjusted to exclude impairment of equity method investments, gain on transfer of membership, change in the tax receivable agreement liability, loss on repayment/extinguishment of debt, net, goodwill impairment, gain from equity method investees, change in fair value of contingent consideration, other income (expense), loss on disposal of non-strategic assets, right-of-use assets impairment, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory services, dividends and accretion on Series A Preferred Stock, acquisition-related costs and loss from discontinued operations. Acquisition-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, dedicated integration employee salaries, bonuses, expenses and related payroll taxes, and transaction bonuses paid to certain employees. Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance. 23

How we calculated product type: PMPM, lives, cases and new revenue agreements Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in risk arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostics specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category. Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period. Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where clients cross between multiple products, we only capture members from the product with the maximum number of members. Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. Due to our change in segments during the first quarter of 2023, the Company changed its presentation of Lives on Platform to reflect the membership that corresponds to quarterly revenue. The Company recast periods prior to the first quarter of 2023 to reflect the current presentation of Lives on Platform, PMPM fees, Cases and Revenue per Case. The current Performance Suite maps to the prior disclosure of the Clinical Solutions Performance Suite. The current Specialty Technology and Services Suite maps to the prior disclosure of the Clinical Solutions New Century Health Technology and Services Suite. The current Administrative Services maps to the prior disclosure of Evolent Health Services segment. There has been no change in the presentation of Cases from prior period. Operating partner is defined as an individual health plan or provider entity under contract with the Company based on a specific state-level geography and whether a relationship is based on fees for covered lives or capitation per life under management. Certain of our partners operate in a local and highly decentralized manner, requiring negotiation and contracting at a local level to expand into new arrangements and thus may be considered multiple entities under this definition, depending on partner business requirements. Beginning with the first quarter of 2024, Evolent began reporting the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction related purchase agreements, if applicable, in this metric. 24

Appendix A – Evolent Adjusted EBITDA Reconciliation

($ in millions)	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020
Net income (loss) attributable to common shareholders of Evolent Health, Inc.	$(25.2)	$(41.4)	$(33.2)	$(41.4)	$(26.3)	$(11.3)	$2.1	$(4.6)	$(5.4)	$(5.6)	$(13.0)	$(9.1)	$(9.8)	$(14.6)	$(37.3)
Less:															
Interest income	2.6	2.5	1.1	0.6	1.1	0.6	0.4	0.2	0.1	0.1	0.1	0.1	0.1	0.1	1.3
Interest expense	(6.0)	(12.2)	(14.6)	(14.5)	(12.9)	(6.4)	(4.8)	(2.1)	(2.2)	(6.4)	(6.4)	(6.3)	(6.3)	(8.3)	(7.4)
Benefit from (provision for) income taxes	(0.6)	14.7	5.6	1.0	68.2	(1.1)	45.5	0.2	(1.2)	0.5	(0.2)	(0.1)	(0.6)	0.4	(0.5)
Depreciation and amortization expenses	(29.5)	(29.6)	(32.4)	(32.1)	(29.3)	(19.8)	(17.2)	(15.1)	(15.1)	(15.1)	(14.9)	(14.9)	(15.2)	(14.9)	(14.7)
Gain on transfer of membership	—	—	—	—	—	—	—	—	—	23.0	—	—	23.0	—	—
Loss on repayment/extinguishment of debt, net	—	—	—	—	—	—	(10.2)	—	—	(2.2)	—	—	(19.2)	—	(4.8)
Gain (loss) from equity method investees	0.3	—	0.7	0.2	0.4	0.6	1.4	2.0	0.6	0.5	0.1	4.9	7.8	(1.0)	(13.7)
Gain (loss) on disposal of assets and consolidation	—	(6.0)	(2.1)	—	—	—	—	—	—	—	—	—	—	5.7	—
Change in fair value of contingent consideration	(8.9)	(5.9)	(11.3)	7.8	(8.6)	17.7	12.7	(0.8)	(6.1)	(14.1)	0.2	—	0.6	(4.4)	(2.6)
Net loss attributable to non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	(0.8)	0.8
Change in tax receivable agreement liability	(0.2)	—	—	—	(66.2)	(3.1)	(42.9)	—	—	—	—	—	—	—	—
Other income (expense), net	8.0	(0.2)	(0.1)	—	(0.2)	(0.1)	(0.3)	0.3	0.2	(0.1)	—	—	—	(0.3)	(0.1)
Right-of-use assets impairment	—	—	—	(24.1)	—	—	—	—	—	—	—	—	—	—	—
Repositioning costs	(9.9)	(15.8)	(8.1)	(11.3)	—	—	—	—	—	(1.3)	—	(0.7)	(5.4)	(1.2)	—
Stock-based compensation expense	(18.8)	(10.6)	(10.2)	(9.0)	(10.7)	(14.6)	(7.0)	(7.0)	(5.3)	(5.0)	(4.4)	(3.7)	(3.7)	(4.2)	(3.1)
Severance costs	(0.4)	(0.6)	—	—	(1.0)	(12.2)	(1.0)	—	—	(0.1)	—	—	(0.1)	(1.1)	(1.8)
Amortization of contract cost assets	—	—	—	—	—	—	—	—	—	—	(0.1)	(0.2)	(0.1)	(0.1)	(2.6)
Dividend and accretion on Series A Preferred Stock	(7.9)	(8.0)	(7.9)	(7.1)	(6.3)	—	—	—	—	—	—	—	—	—	—
Strategy and shareholder advisory expenses	—	—	—	—	—	—	—	—	—	—	—	(1.5)	(5.0)	—	—
Acquisition-related costs	—	(0.9)	(2.5)	(0.4)	(11.3)	(5.2)	(2.6)	(3.4)	(0.5)	(0.9)	(1.2)	(0.1)	(2.0)	(0.6)	(0.8)
Gain (loss) from discontinued operations	—	—	—	—	—	—	—	(0.5)	—	(8.7)	—	—	1.4	—	—
Adjusted EBITDA	$54.1	$48.0	$48.7	$47.4	$50.5	$32.3	$28.1	$21.7	$24.3	$24.3	$13.8	$13.3	$14.9	$16.1	$12.7
TTM Adjusted EBITDA	$198.3	$194.7	$178.9	$158.2	$132.6	$106.3	$98.4	$84.1	$75.7	$66.3	$58.1	$57.0	$52.8	$48.6	

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Appendix A (cont'd) – Evolent Adjusted EBITDA Reconciliation ($ in millions) 2023 2022 2021 2020 Net loss attributable to common shareholders of Evolent Health, Inc. $(142.3) $(19.2) $(37.6) $(334.2) Less: Interest income 5.3 1.4 0.4 2.6 Interest expense (54.2) (15.6) (25.4) (28.3) Benefit from (provision for) income taxes 89.4 43.4 (0.5) 2.4 Depreciation and amortization expenses (123.4) (67.2) (60.0) (60.8) Equity method investment impairment — — — (47.1) Gain on transfer of membership — — 45.9 — Loss on repayment/extinguishment of debt, net (21.0) (10.2) (21.3) (4.8) Goodwill impairment — — — (215.1) Gain from equity method investees 1.3 4.6 13.2 10.3 Loss on disposal of non-strategic assets (8.1) — — (0.7) Change in fair value of contingent consideration (18.0) 23.5 (13.3) (3.9) Change in tax receivable agreement liability (62.0) (46.0) — — Other income (expense), net (0.5) 0.1 (0.1) (0.1) Right-of-use assets impairment (24.1) — — — Repositioning costs (35.2) — (7.3) (1.3) Stock-based compensation expense (40.5) (34.0) (16.7) (14.6) Severance costs (1.5) (13.3) (0.2) (9.0) Amortization of contract cost assets — (0.1) (0.5) (3.9) Dividend and accretion on Series A Preferred Stock (29.2) — — — Strategy and shareholder advisory expenses — — (6.5) — Acquisition-related costs (15.1) (11.7) (4.2) (2.1) Loss from discontinued operations — (0.5) (7.3) (6.1) Adjusted EBITDA $194.7 $106.3 $66.3 $48.6 26

Appendix B – Net Debt to LTM Adjusted EBITDA 1. Principal amounts of long-term debt were comprised of $402.5M of 2029 Notes, $172.5M of 2025 Notes and $37.5M and of Ares Credit Facilities as of March 31, 2024. ($ in thousands) 3/31/20241 Long-term debt, net of discount $597,901 Net discount and deferred financing costs 14,599 Principal amounts of long-term debt 612,500 Less: Cash, cash equivalents and investments 165,147 Cash, cash equivalents and investments related to wind-down of Passport 1,109 Available Cash 164,038 Net debt 448,462 Divided by: LTM Adjusted EBITDA 3 198,276 Net debt to LTM Adjusted EBITDA 2.3x 27

Appendix C – Revenue from Divested Assets 28 ($ in millions) 2023 2022 2021 2020 Revenue $1,963.9 $1,352.0 $(37.6) $(334.2) Less: Divested assets 8.9 1.0 0.4 2.6 Revenue from divested assets $1,955.0 $1,351 $66.3 $48.6